Exhibit 99.1

MAX RE CAPITAL LTD. REPORTS SECOND QUARTER NET INCOME OF $0.45 PER DILUTED SHARE:

Hamilton, Bermuda, July 29, 2005 - Max Re Capital Ltd. (NASDAQ: MXRE) today reported net income for the three months ended June 30, 2005 of $22.3 million, or net income of $0.45 per diluted share, compared to net income of $12.6 million, or net income of $0.26 per diluted share, for the three months ended June 30, 2004. Net operating income, which represents net income reduced by net realized gains on sale of fixed maturities, for the three months ended June 30, 2005, was $21.5 million, or net operating income of $0.43 per diluted share, compared with net operating income of $15.2 million, or net operating income of $0.32 per diluted share, for the three months ended June 30, 2004. For the six months ended June 30, 2005, the Company had net income of $59.1 million, or net income of $1.19 per diluted share, compared to $55.6 million, or $1.13 per diluted share, for the six months ended June 30, 2004. For the six months ended June 30, 2005, the Company had net operating income of $57.9 million, or net operating income of $1.16 per diluted share, compared to $52.4 million, or $1.07 per diluted share, for the six months ended June 30, 2004.

Robert J. Cooney, Chairman, President and Chief Executive Officer, commented, “For the second quarter Max Re showed strong premium growth in our property and casualty insurance and life and annuity reinsurance products. Our property and casualty underwriting produced excellent results with a combined ratio of 87.4% for the period. Even though our net gains on alternative investments were below the portfolio’s historical average, strong underwriting results enabled us to earn $0.45 per share for the quarter and end the period with total shareholders’ equity above $1.0 billion.”

Gross premiums written for the three months ended June 30, 2005 were $245.1 million, of which $211.0 million came from property and casualty underwriting and $34.1 million from life and annuity underwriting, compared to $183.7 million, coming principally from property and casualty underwriting, with only $2.2 million of life and annuity premiums, for the three months ended June 30, 2004. Net premiums earned for the three months ended June 30, 2005 were $191.9 million compared to $171.8 million for the same period of 2004, the increase principally due to a life and annuity contract written and earned in the three months ended June 30, 2005, which accounted for $34.1 million of net earned premiums compared to $2.2 million of life and annuity net earned premiums for the same period of 2004. Gross premiums written for the six months ended June 30, 2005 were $700.8 million compared to $623.2 million for the first six months of 2004. Property and casualty reinsurance, property and casualty insurance and life and annuity reinsurance accounted for 49.7%, 25.0% and 25.3%, respectively, of gross premiums written for the first six months of 2005. Net premiums earned for the first six months of 2005 increased 34.9% to $500.2 million compared to $370.7 million for the same period in 2004. The increase principally relates to increased life and annuity business written and earned partially offset by lower property and casualty reinsurance premiums earned.

Net investment income for the three months ended June 30, 2005 increased to $25.0 million, from $19.7 million for the same period in 2004 and is principally attributable to increased cash and fixed maturities balances held from period to period. Net investment income for the six months ended June 30, 2005 increased $10.1 million, to $48.6 million, compared to $38.5 million for the same period in 2004. Net gains on alternative investments for the three months ended June 30, 2005 were $3.6 million, or a 0.26% rate of return, compared to net gains on alternative investments of $1.0 million, or a 0.10% rate of return, for the same period of 2004. For the six months ended June 30, 2005, alternative investments have returned 1.46%, compared to 4.17% for the same period in 2004. Invested assets were $3.7 billion as of June 30, 2005, with an allocation of approximately 68.3% to cash and fixed maturities and 31.7% to alternative investments.

Losses, benefits and experience refunds were $156.5 million for the three months ended June 30, 2005 compared to $135.3 million for the same period in 2004. The increase in losses, benefits and experience refunds for the three months ended June 30, 2005 is principally attributable to the increase in premiums earned. Losses, benefits and experience refunds expense benefited from net favorable development of $2.5 million during the three months ended June 30, 2005. Losses, benefits and experience refunds for the six months ended June 30, 2005 were $424.8 million compared to $301.7 million for the same period in 2004. The increase for the six months ended June 30, 2005 is also principally attributable to the increase in premiums earned.

Acquisition costs for the three months ended June 30, 2005 decreased by 38.7% to $17.9 million compared to $29.2 million for the three months ended June 30, 2004. The reduction is attributable to the change in premium mix, with life and annuity products and property and casualty insurance products typically having lower acquisition costs compared to property and casualty reinsurance products.

Interest expense for the three months ended June 30, 2005 increased to $13.4 million from $0.1 million for the same period in 2004. The increase is principally attributable to a higher average interest crediting rate on funds withheld balances with reinsurers, and the interest expense on additional funds withheld from reinsurers during the three months ended June 30, 2005.

General and administrative expenses for the three months ended June 30, 2005 were $12.3 million compared to $13.9 million for the same period in 2004 principally due to lower bonus accruals in 2005, compared to 2004. General and administrative expenses for the six months ended June 30, 2005 were 5.5% of net premiums earned compared to 6.5% of net premiums earned for the six months ended June 30, 2004.

Shareholders’ equity was $1,025.0 million at June 30, 2005. Book value per share at June 30, 2005 was $22.23 per share, compared to $20.45 at December 31, 2004. Annualized return on average shareholders’ equity for the six months ended June 30, 2005 was 11.8%.

Max Re Capital Ltd., through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future operating results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:
Keith S. Hynes	N. James Tees
Executive Vice President & CFO	Senior Vice President & Treasurer
441-296-8800	441-296-8800
keithh@maxre.bm	jimt@maxre.bm

MAX RE CAPITAL LTD.

CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States Dollars, except per share and share amounts)

	June 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Cash and cash equivalents	$270,405	$239,188
Fixed maturities, available for sale at fair value	2,246,704	2,156,011
Alternative investments, at fair value	1,168,621	1,119,028
Accrued interest income	25,653	24,257
Premiums receivable	313,231	262,714
Losses recoverable from reinsurers	411,057	388,067
Funds withheld	16,876	17,599
Deferred acquisition costs	89,167	54,770
Prepaid reinsurance premiums	89,452	79,337
Other assets	27,678	26,384

Total assets	$4,658,844	$4,367,355

LIABILITIES
Property and casualty losses	$1,495,996	$1,455,099
Life and annuity benefits	789,171	666,101
Deposit liabilities	225,673	266,479
Funds withheld from reinsurers	301,751	301,100
Unearned property and casualty premiums	558,062	447,633
Reinsurance balances payable	47,366	50,258
Accounts payable and accrued expenses	65,809	93,694
Bank loan	150,000	150,000

Total liabilities	3,633,828	3,430,364

SHAREHOLDERS’ EQUITY
Preferred shares (par value $1.00) 20,000,000 shares authorized; no shares issued or outstanding	—	—
Common shares (par value $1.00) 200,000,000 shares authorized; 46,099,712 (2004 - 45,825,880) shares issued and outstanding	46,100	45,826
Additional paid-in capital	656,894	652,029
Loans receivable from common share sales	(465)	(10,515)
Unearned stock grant compensation	(19,282)	(13,294)
Accumulated other comprehensive income	45,635	22,227
Retained earnings	296,134	240,718

Total shareholders’ equity	1,025,016	936,991

Total liabilities and shareholders’ equity	$4,658,844	$4,367,355

Book Value Per Share	$22.23	$20.45

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

(Expressed in thousands of United States Dollars, except shares and per share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
REVENUES
Gross premiums written	$245,107	$183,654	$700,796	$623,185
Reinsurance premiums ceded	(52,898)	(47,567)	(96,917)	(90,353)

Net premiums written	$192,209	$136,087	$603,879	$532,832

Earned premiums	$235,598	$206,557	$585,927	$439,847
Earned premiums ceded	(43,710)	(34,739)	(85,715)	(69,130)

Net premiums earned	191,888	171,818	500,212	370,717

Net investment income	24,965	19,696	48,653	38,542
Net gains on alternative investments	3,597	1,038	17,975	39,514
Net realized gains (losses) on sale of fixed maturities	813	(2,575)	1,203	3,205
Other income	1,182	1,211	2,500	2,379

Total revenues	222,445	191,188	570,543	454,357

LOSSES AND EXPENSES
Losses and benefits	156,524	135,305	424,822	301,690
Acquisition costs	17,921	29,199	39,422	60,982
Interest expense	13,372	95	19,605	11,937
General and administrative expenses	12,310	13,945	27,567	24,115

Total losses and expenses	200,127	178,544	511,416	398,724

NET INCOME	22,318	12,644	59,127	55,633

Change in net unrealized appreciation of fixed maturities	49,248	(55,689)	27,733	(36,960)
Foreign currency translation adjustment	(3,716)	572	(4,325)	433

COMPREHENSIVE INCOME (LOSS)	$67,850	$(42,473)	$82,535	$19,106

Basic earnings per share	$0.48	$0.28	$1.28	$1.22

Diluted earnings per share	$0.45	$0.26	$1.19	$1.13

Diluted net operating earnings per share	$0.43	$0.32	$1.16	$1.07

Weighted average shares outstanding - basic	46,258,301	45,725,811	46,155,728	45,636,602

Weighted average shares outstanding - diluted	49,746,583	48,852,992	49,773,858	49,092,498

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

(Expressed in thousands of United States Dollars)

	Six months ended June 30,
	2005	2004
Preferred shares
Balance, beginning of period	$—	$—

Balance, end of period	—	—

Common shares
Balance, beginning of period	45,826	45,185
Issue of shares	609	553
Repurchase of shares	(335)	—

Balance, end of period	46,100	45,738

Additional paid-in capital
Balance, beginning of period	652,029	637,772
Issue of common shares	11,478	12,671
Stock option expense	412	272
Repurchase of shares	(7,025)	—

Balance, end of period	656,894	650,715

Loans receivable from common share sales
Balance, beginning of period	(10,515)	(11,965)
Loans repaid	10,050	1,000

Balance, end of period	(465)	(10,965)

Unearned stock grant compensation
Balance, beginning of period	(13,294)	(4,032)
Stock grants awarded	(10,812)	(12,994)
Amortization	4,824	3,026

Balance, end of period	(19,282)	(14,000)

Accumulated other comprehensive income (loss)
Balance, beginning of period	22,227	25,790
Holding gains (losses) on fixed maturities arising in period	28,936	(33,755)
Net realized gains included in net income	(1,203)	(3,205)
Currency translation adjustments	(4,325)	433

Balance, end of period	45,635	(10,737)

Retained earnings
Balance, beginning of period	240,718	112,480
Net income	59,127	55,633
Dividends paid	(3,711)	(2,743)

Balance, end of period	296,134	165,370

Total shareholders’ equity	$1,025,016	$826,121

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Expressed in thousands of United States Dollars)

	Six Months Ended June 30
	2005	2004
OPERATING ACTIVITIES
Net income	$59,127	$55,633
Adjustments to reconcile net income to net cash from operating activities:
Amortization of unearned stock based compensation	5,236	3,298
Amortization of premium on fixed maturities	4,642	4,293
Net realized gains on sale of fixed maturities	(1,203)	(3,205)
Alternative investments	(50,298)	(185,093)
Accrued interest income	(1,396)	(1,961)
Premiums receivable	(50,517)	442
Losses recoverable from reinsurers	(22,990)	(56,503)
Funds withheld	723	(18,014)
Deferred acquisition costs	(34,397)	(24,018)
Prepaid reinsurance premiums	(10,115)	(20,556)
Other assets	(1,294)	(10,514)
Property and casualty losses	40,897	269,236
Life and annuity benefits	123,070	(15,613)
Funds withheld from reinsurers	651	45,257
Unearned property and casualty premiums	110,429	182,525
Reinsurance balances payable	(2,892)	(24,222)
Accounts payable and accrued expenses	(27,885)	(17,744)

Cash from operating activities	141,788	183,241

INVESTING ACTIVITIES
Purchase of fixed maturities	(774,613)	(615,145)
Sales of fixed maturities	689,499	479,119
Redemptions of fixed maturities	19,420	20,489

Cash used in investing activities	(65,694)	(115,537)

FINANCING ACTIVITIES
Net proceeds from issuance of common shares	1,275	230
Repurchase of common shares	(7,360)	—
Dividends	(3,711)	(2,743)
Additions to deposit liabilities	15,460	32,760
Payment of deposit liabilities	(56,266)	(57,605)
Notes and loans repaid	10,050	1,000

Cash used in financing activities	(40,552)	(26,358)

Effect of exchange rate on cash	(4,325)	433

Net increase in cash and cash equivalents	31,217	41,779

Cash and cash equivalents, beginning of period	239,188	201,515

CASH AND CASH EQUIVALENTS, END OF PERIOD	$270,405	$243,294

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid totaled $3,469 and $1,992 for the six months ended June 30, 2005 and 2004, respectively.

MAX RE CAPITAL LTD.

SCHEDULE OF SUPPLEMENTAL DATA - JUNE 30, 2005

Year to Date Segment Information: (in 000’s US$)	Property & Casualty			Life & Annuity Reinsurance	Corporate	Consolidated
	Reinsurance	Insurance	Total
Gross premiums written	$348,320	$175,174	$523,494	$177,302	$—	$700,796
Reinsurance premiums ceded	(24,103)	(72,417)	(96,520)	(397)	—	(96,917)

Net premiums written	$324,217	$102,757	$426,974	$176,905	$—	$603,879

Earned premiums	$266,023	$142,602	$408,625	$177,302	$—	$585,927
Earned premiums ceded	(22,746)	(62,572)	(85,318)	(397)	—	(85,715)

Net premiums earned	243,277	80,030	323,307	176,905	—	500,212

Net investment income	—	—	—	—	48,653	48,653
Net gains on alternative investments	—	—	—	—	17,975	17,975
Net realized gains on sales of fixed maturities	—	—	—	—	1,203	1,203
Other income	—	—	—	—	2,500	2,500

Total revenues	243,277	80,030	323,307	176,905	70,331	570,543

Losses and benefits	174,129	57,793	231,922	192,900	—	424,822
Acquisition costs	39,139	(857)	38,282	1,140	—	39,422
Interest expense	—	—	—	—	19,605	19,605
General and administrative expenses	7,571	5,275	12,846	1,836	12,885	27,567

Total losses and expenses	220,839	62,211	283,050	195,876	32,490	511,416

Net income (loss)	$22,438	$17,819	$40,257	$(18,971)	$37,841	$59,127

Loss Ratio (a)	71.6%	72.2%	71.7%
Combined Ratio (b)	90.8%	77.7%	87.5%

(a) The loss ratio is calculated by dividing losses and benefits by net premiums earned.
(b) The combined ratio is calculated by dividing total losses and expenses by net premiums earned.

			Periodic Rate of Return
	Fair Value*	Investment %’s	Last 3 Months	Year to Date	Last 12 Months	Last 60 months**
Selected Investment Return Data:
Cash and Fixed Maturities	$2,517,109	68.3%	3.31%	3.46%	7.49%	6.73%

Global Macro	$110,676	3.0%	-1.69%	-3.24%	3.50%	11.77%
Long / Short Equity	120,687	3.3%	-0.02%	3.48%	2.75%	5.82%
Convertible Arbitrage	40,646	1.1%	-3.56%	-6.40%	-5.14%	7.42%
Diversified Arbitrage	181,013	4.9%	-1.18%	-0.07%	3.84%	9.35%
Distressed Securities	161,859	4.4%	1.51%	4.52%	19.33%	18.38%
Opportunistic	21,331	0.6%	3.00%	9.01%	29.94%	11.35%
Emerging Markets	85,853	2.3%	3.15%	9.85%	25.38%	18.14%
Fixed Income Arbitrage	57,703	1.6%	-7.85%	-8.90%	-13.37%	4.96%
Event-Driven Arbitrage	183,832	5.0%	-0.05%	2.90%	12.08%	12.35%
Commodity Trading Advisers	61,185	1.7%	7.55%	6.56%	5.92%	5.30%
Credit Long / Short	74,924	2.0%	0.23%	1.05%	10.56%	7.24%

MDS	1,099,709	29.9%	-0.14%	1.09%	6.61%	8.90%
Insurance Underwriting	68,912	1.9%	7.05%	7.78%	-8.76%	5.51%

Alternative Investments	$1,168,621	31.7%	0.26%	1.46%	5.41%	8.85%

Total Investments	$3,685,730	100.0%	2.34%	2.81%	6.80%	7.49%

*	Expressed in thousands of United States Dollars
**	Annualized